                               PURCHASE AGREEMENT

     PURCHASE AGREEMENT (this "Agreement"), dated as of December 19, 2002, by and between Langer Partners, LLC (the "Purchaser") and Whiffletree Partners, L.P. (the "Seller").

                              W I T N E S S E T H :
                               -------------------

     WHEREAS, the Seller is the owner of that certain 4% convertible subordinated note, dated October 31, 2001, in the principal amount of $500,000 issued by Langer, Inc. (the "Note");

     WHEREAS, the Purchaser desires to purchase the Note from the Seller, and the Seller desires to sell the Note to the Purchaser in accordance with the terms hereof.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                Sale and Exchange

     1.1 Sale of the Note. The Seller hereby sells, conveys, transfers and delivers to the Purchaser, and the Purchaser hereby purchases and accepts, the Note, together with the right to receive all accrued interest thereon, in accordance with the terms hereof.

     1.2 Consideration. In reliance upon the representations, warranties, covenants and agreements contained herein, subject to the terms and conditions hereof, and in consideration of the sale, conveyance, transfer and delivery of the Note, together with the right to receive all accrued interest thereon, pursuant to Section 1.1, the Purchaser shall deliver to the Seller at the Closing described in Section 1.4 hereof $254,500 in immediately available funds (the "Purchase Price").

     1.3 Commission. At the Closing, the Seller shall pay $1,250 and the Purchaser shall pay $2,500 to Wm. Smith Securities, Incorporated, as a commission on the sale and transfer of the Note (the "Commission").

     1.4 Closing. The closing of the purchase of the Note (the "Closing") shall take place simultaneously with the execution hereof, unless the parties shall otherwise agree, at the offices of Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York 10019 on December 27, 2002 at 10:00 A.M. or at such other place or time as the parties may agree (the "Closing Date"). At the Closing, the Seller shall deliver the Note, together with a note power, duly endorsed in blank and medallion guaranteed, to the Purchaser and the Commission to Wm. Smith Securities, Incorporated, and the Purchaser shall deliver the Purchase Price to the Seller.

     1.5 Further Assurances. In addition to the other obligations required to be performed by the Seller and the Purchaser hereunder, each of the Seller and the Purchaser agrees that it shall, at the Closing and at any time, and from time to time thereafter, without cost to the other, execute, acknowledge and deliver such instruments and documents, and take such other actions, as may reasonably be requested of it by the other in order to effectively vest in the Purchaser good and marketable title to the Note purchased by such Purchaser, free and clear of all liens, pledges, or encumbrances.

                                   ARTICLE II

                   Purchaser's Representations and Warranties

     The Purchaser hereby represents and warrants to the Seller that:

     2.1 Validity and Binding Agreement. The Purchaser has full power, authority and legal capacity to (i) execute, deliver and perform this Agreement and (ii) consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser. This Agreement constitutes the legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms.

     2.2 No Violation or Conflict. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby do not violate or conflict with (i) any law, rule or regulation applicable to the Purchaser, (ii) its limited liability company agreement or other organizational documents, or (iii) any other agreement or instrument to which the Purchaser is a party.

     2.3  Acquisition of the Note for Own Account; Restrictions on Transfer.
The Purchaser is acquiring the Note for investment and not with a view to the sale or distribution thereof, and is acquiring such Note for its own account and not on behalf of others and has not granted any other person any right or option or any participation or beneficial interest in any of the Note. The Purchaser acknowledges its understanding that the Note constitutes restricted securities within the meaning of Rule 144 of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and that such Note may not be sold except pursuant to an effective registration statement under the Securities Act or in a transaction exempt from registration under the Securities Act, and acknowledges that it understands the meaning and effect of such restriction. The Purchaser has sufficient knowledge and experience in financial and business matters so that it is capable of evaluating the risks and merits of the acquisition of the Note.

     2.4 Accreditation. The Purchaser is an accredited investor within the meaning of Rule 501 of the rules and regulations of the Commission promulgated under the Securities Act, and has the financial ability to bear the economic risk of its acquisition of the Note.

                                   ARTICLE III

                     Seller's Representations and Warranties

     The Seller hereby represents and warrants to the Purchaser that:

     3.1 Validity and Binding Agreement. The Seller has full power, authority and legal capacity to (i) execute, deliver and perform this Agreement and (ii) consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller. This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms.

     3.2 No Violation or Conflict. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby do not violate or conflict with (i) any law, rule or regulation applicable to the Seller, (ii) its limited partnership agreement or other organizational documents, or (iii) any other agreement or instrument to which the Seller is a party.

     3.3 Title to the Note. The Seller is the record and beneficial owner of, and has good and marketable title to, the Note, and such Note are owned free and clear of any liens, encumbrances, pledges, security interests and claims whatsoever (collectively, "Encumbrances"). At the Closing, the Seller will transfer and convey, and the Purchaser will acquire, good and marketable title to the Note free and clear of all Encumbrances.

                                   ARTICLE IV

                                 Indemnification

     Each of the Seller and the Purchaser shall indemnify and hold the other harmless from and against any and all liabilities, damages, claims, deficiencies, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel arising in connection with, or incident to any breach or violation by such party of any of its representations, warranties, covenants or agreements contained in this Agreement or arising out of any of the transactions contemplated by this Agreement.

                                    ARTICLE V

                                     Notices

     Any notice, demand, waiver, or consent required or permitted hereunder shall be in writing and shall be given personally or by registered or certified mail, with return receipt requested, or by facsimile transmission, addressed as follows:

     If to the Seller:

         Whiffletree Partners, L.P.
         One Bridge Plaza
         Fort Lee, New Jersey 07024
         Fax: (201) 585-7552
         Attention: Rich Meisenberg

     If to the Purchaser:

         Langer Partners, LLC
         Two Soundview Drive
         Greenwich, Connecticut 06830
         Fax: (203) 552-9607
         Attention: Warren B. Kanders

     A given notice shall be deemed received upon the date of delivery if given personally or by facsimile transmission (with delivery of a copy by registered or certified mail), or, if given by registered or certified mail, on the fifth day after the day on which it is deposited in the mails properly addressed with postage prepaid as herein provided. Any party may change his or her address for the purpose of notice by giving notice in accordance with the provisions of this
Article V.

                                   ARTICLE VI

                                  Miscellaneous

     This Agreement sets forth the entire understanding of the parties and supersedes any and all prior agreements, arrangements and understandings relating to the subject matter hereof, and no representation, promise, inducement or statement of intention has been made by any party, which is not embodied herein and no party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not embodied herein. This Agreement may not be amended or modified orally and no waiver of compliance with any provision or condition hereof shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such amendment, modification or waiver. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement may be executed in any number of counterparts, and all such counterparts shall constitute one and the same instrument. Facsimile copies shall be deemed valid and binding. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflict of laws rules, and all actions to enforce any rights under this Agreement shall be brought and enforced in the federal or state courts located in the county of New York, New York State, and each party hereby irrevocably submits to the jurisdiction of such courts. Each party hereby authorizes and accepts service of process and personal jurisdiction in any action against it by certified mail, return receipt requested.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                    LANGER PARTNERS, LLC


                                    By: /s/ Warren B. Kanders
                                       ----------------------------------------
                                       Name:  Warren B. Kanders
                                       Title: Sole Manager


                                    WHIFFLETREE PARTNERS, L.P.


                                    By: /s/ Richard Meisenberg
                                       ----------------------------------------
                                       Name:  Richard Meisenberg
                                       Title: Portfolio Manager of
                                              Palisade Capital Management, LLC,
                                              General Partner of
                                              Whiffletree Partners, L.P.





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